UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

D.R. HORTON, INC.

(Co-registrants are listed on the following pages)

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2386963
(State of Incorporation or Organization)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.750% Senior Notes due 2023 of the registrant, together with Guarantees of such notes by certain direct and indirect subsidiaries of the registrant	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184065

(If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

The following direct and indirect subsidiaries of the Registrant are guarantors of the 5.750% Senior Notes due 2023 and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHI Construction Company	Arizona	86-0533370
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton — Emerald, Ltd.	Texas	75-2926873
D.R. Horton, Inc. — Birmingham	Alabama	62-1666398
D.R. Horton, Inc. — Chicago	Delaware	75-2795240
D.R. Horton, Inc. — Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. — Fresno	Delaware	75-2926871
D.R. Horton, Inc. — Greensboro	Delaware	75-2599897
D.R. Horton, Inc. — Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. — Huntsville	Delaware	20-4973832
D.R. Horton, Inc. — Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. — Louisville	Delaware	75-2636512
D.R. Horton, Inc. — Minnesota	Delaware	75-2527442
D.R. Horton, Inc. — New Jersey	Delaware	75-2665362
D.R. Horton, Inc. — Portland	Delaware	75-2763765
D.R. Horton, Inc. — Sacramento	California	75-2569592
D.R. Horton, Inc. — Torrey	Delaware	75-2689997
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870
D.R. Horton — Schuler Homes, LLC	Delaware	02-0548194
D.R. Horton — Texas, Ltd.	Texas	75-2491320
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876
D.R. Horton VEN, Inc.	California	75-2589293
DRH Cambridge Homes, Inc.	California	75-2589359
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943
DRH Regrem XIV, Inc.	Delaware	20-4974035
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem XXVI, LLC	Delaware	46-1018273

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DRH Regrem XXVII, LLC DRH Regrem XXVIII, LLC DRH Regrem XXIX, LLC	Delaware Delaware Delaware	46-1022394 46-1030683 46-1038842
DRH Regrem XXX, LLC	Delaware	46-1040657
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821
Meadows X, Inc.	New Jersey	75-2684823
Melmort Co.	Colorado	84-1261600
Melody Homes, Inc.	Delaware	88-0309544
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483
Schuler Mortgage, Inc.	Delaware	99-0349664
Schuler Realty Hawaii, Inc.	Hawaii	99-0290556
SGS Communities at Grande Quay, L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Colorado, Inc.	Colorado	99-0336801
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Utah, Inc.	Utah	99-0336937
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222
Vertical Construction Corporation	Delaware	22-3216488
Western Pacific Funding, Inc.	California	68-0346564
Western Pacific Housing, L.P.	California	33-0634552
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
Western Pacific Housing-Antigua, LLC	Delaware	95-4750872
Western Pacific Housing-Aviara, L.P.	California	95-4550008
Western Pacific Housing-Boardwalk, LLC	Delaware	95-4871227
Western Pacific Housing-Broadway, LLC	Delaware	95-4850687
Western Pacific Housing-Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing-Carmel, LLC	Delaware	95-4717091
Western Pacific Housing-Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing-Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing-Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing-Creekside, LLC	Delaware	95-4769848
Western Pacific Housing-Culver City, L.P.	California	95-4539563
Western Pacific Housing-Del Valle, LLC	Delaware	95-4887242
Western Pacific Housing-Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing-Lost Hills Park, LLC	Delaware	95-4652041
Western Pacific Housing-McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing-Mountaingate, L.P.	California	95-4539564
Western Pacific Housing-Norco Estates, LLC	Delaware	95-4686652

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Western Pacific Housing-Oso, L.P.	California	95-4496774
Western Pacific Housing-Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing-Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing-Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing-Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing-Poinsettia, L.P.	California	95-4619838
Western Pacific Housing-River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing-Robinhood Ridge, LLC	Delaware	95-4838666
Western Pacific Housing-Santa Fe, LLC	Delaware	95-4741001
Western Pacific Housing-Scripps, L.P.	California	95-4608187
Western Pacific Housing-Scripps II, LLC	Delaware	95-4688133
Western Pacific Housing-Seacove, L.P.	California	95-4473471
Western Pacific Housing-Studio 528, LLC	Delaware	95-4877069
Western Pacific Housing-Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing-Torrance, LLC	Delaware	95-4879653
Western Pacific Housing-Torrey Commercial, LLC	Delaware	95-4769208
Western Pacific Housing-Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing-Torrey Multi-Family, LLC	Delaware	95-4781243
Western Pacific Housing-Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing-Vineyard Terrace, LLC	Delaware	95-4761820
Western Pacific Housing-Windemere, LLC	Delaware	95-4879656
Western Pacific Housing-Windflower, L.P.	California	95-4504317
WPH-Camino Ruiz, LLC	Delaware	95-4802985

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of Notes” in the Prospectus Supplement dated July 31, 2013 and “Description of Debt Securities” in the Prospectus dated September 24, 2012, each of which forms part of the registration statement on Form S-3 (Registration Statement No. 333-184065) of D.R. Horton, Inc. and the co-registrants thereto, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of May 1, 2012, between D.R. Horton, Inc. and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference from Exhibit 4.1 to D.R. Horton, Inc.’s Current Report on Form 8-K, filed with the SEC on May 4, 2012).

4.2	Form of Sixth Supplemental Indenture, to be dated August 5, 2013, among D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, LLC, as trustee.

4.3	Form of 5.750% Senior Notes due 2023 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

D.R. HORTON, INC.

Date: August 1, 2013	By:	/s/ Thomas B. Montano
Thomas B. Montano
Vice President and Assistant Secretary

CO-REGISTRANTS:

    C. RICHARD DOBSON BUILDERS, INC.

    CH INVESTMENTS OF TEXAS, INC.

    CHI CONSTRUCTION COMPANY

    CHTEX OF TEXAS, INC.

    CONTINENTAL HOMES, INC.

    CONTINENTAL RESIDENTIAL, INC.

    D.R. HORTON BAY, INC.

    D.R. HORTON CRUCES CONSTRUCTION, INC.

    D.R. HORTON, INC. — BIRMINGHAM

    D.R. HORTON, INC. — CHICAGO

    D.R. HORTON, INC. — DIETZ-CRANE

    D.R. HORTON, INC. — FRESNO

    D.R. HORTON, INC. — GREENSBORO

    D.R. HORTON, INC. — GULF COAST

    D.R. HORTON, INC. — HUNTSVILLE

    D.R. HORTON, INC. — JACKSONVILLE

    D.R. HORTON, INC. — LOUISVILLE

    D.R. HORTON, INC. — MINNESOTA

    D.R. HORTON, INC. — NEW JERSEY

    D.R. HORTON, INC. — PORTLAND

    D.R. HORTON, INC. — SACRAMENTO

    D.R. HORTON, INC. — TORREY

    D.R. HORTON LA NORTH, INC.

    D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.

    D.R. HORTON MATERIALS, INC.

    D.R. HORTON VEN, INC.

    DRH CAMBRIDGE HOMES, INC.

    DRH CONSTRUCTION, INC.

    DRH REGREM XIV, INC.

    DRH REGREM XV, INC.

    DRH REGREM XVI, INC.

    DRH REGREM XVII, INC.

    DRH REGREM XVIII, INC.

    DRH REGREM XIX, INC.

    DRH REGREM XX, INC.

    DRH REGREM XXI, INC.

    DRH REGREM XXII, INC.

    DRH REGREM XXIII, INC.

    DRH REGREM XXIV, INC.

    DRH REGREM XXV, INC.

    DRH SOUTHWEST CONSTRUCTION, INC.

    DRH TUCSON CONSTRUCTION, INC.

    KDB HOMES, INC.

    MEADOWS I, LTD.

    MEADOWS II, LTD.

    MEADOWS VIII, LTD.

    MEADOWS IX, INC.

    MEADOWS X, INC.

    MELMORT CO.

    MELODY HOMES, INC.

    SCHULER HOMES OF CALIFORNIA, INC.

    SCHULER HOMES OF OREGON, INC.

    SCHULER HOMES OF WASHINGTON, INC.

    SCHULER MORTGAGE, INC.

    SCHULER REALTY HAWAII, INC.

    SHLR OF CALIFORNIA, INC.

    SHLR OF COLORADO, INC.

    SHLR OF NEVADA, INC.

    SHLR OF UTAH, INC.

    SHLR OF WASHINGTON, INC.

    VERTICAL CONSTRUCTION CORPORATION

    WESTERN PACIFIC FUNDING, INC.

    WESTERN PACIFIC HOUSING, INC.

    WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

CONTINENTAL HOMES OF TEXAS, L.P.

By: CHTEX of Texas, Inc., its General Partner

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd., its General Partner

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By: Meadows IX, Inc., a Member

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

and

By: Meadows X, Inc., a Member

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

DRH CAMBRIDGE HOMES, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC

By: D.R. Horton, Inc. — Chicago, its Member

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING, L.P.
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HO USING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

SCHULER HOMES OF ARIZONA LLC SHA CONSTRUCTION LLC

By:	SRHI LLC,
its Member

	By:	SHLR of Nevada, Inc.
its Member

		By:	/s/ Thomas B. Montano
Thomas B. Montano Authorized Person

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation, its Manager

	By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

	By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

SSHI LLC

By:	SHLR of Washington, Inc., its Member

	By:	/s/ Thomas B. Montano
Thomas B. Montano
Authorized Person

DRH REGREM XXVI, LLC DRH REGREM XXVII, LLC DRH REGREM XXVIII, LLC DRH REGREM XXIX, LLC DRH REGREM XXX, LLC

By:	D.R. Horton, Inc., its Member

	By:	/s/ Thomas B. Montano
Thomas B. Montano
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of May 1, 2012, between D.R. Horton, Inc. and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference from Exhibit 4.1 to D.R. Horton, Inc.’s Current Report on Form 8-K, filed with the SEC on May 4, 2012).

4.2	Form of Sixth Supplemental Indenture, to be dated August 5, 2013, among D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, LLC, as trustee.

4.3	Form of 5.750% Senior Notes due 2023 (included in Exhibit 4.2).